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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Roadway Corporation Equity Ownership Plan of our reports dated January 19, 2001, with respect to the consolidated financial statements of Roadway Express, Inc. incorporated by reference in its Annual Report (Form 10-K), and dated March 28, 2001, with respect to the consolidated financial statement schedule of Roadway Express, Inc. included in its Annual Report (Form 10-K), both for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                     /s/ Ernst & Young LLP

Akron, Ohio
July 10, 2001



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